Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America

T: +1 212 506 2500
F: +1 212 262 1910
October 1, 2021
mayerbrown.com
Sagaliam Acquisition Corp.
1800 Avenue of the Stars, Suite 1475
Los Angeles, CA 90067
(212) 616-0011

Re:	Sagaliam Acquisition Corp.

Ladies and Gentlemen:

We have acted as special New York counsel for Sagaliam Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of up to 11,500,000 units of the Company (the “Units”) (including up to 1,500,000 Units subject to an over-allotment option), with each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one right entitling the holder thereof to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination (the “Rights”), and, if the over-allotment option is exercised, the offer and sale by the Company of additional units to the underwriters (the “Underwriters”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Registration Statement; (b) the Specimen Unit Certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”); (c) the Specimen Right Certificate, filed as Exhibit 4.3 to the Registration Statement (the “Right Certificate”); (d) the Specimen Class A Common Stock Certificate, filed as Exhibit 4.2 to the Registration Statement (the “Common Stock Certificate”); (e) the form of Rights Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, LLC as rights agent, filed as Exhibit 4.4 to the Registration Statement (the “Rights Agreement”); and (f) the form of Underwriting Agreement, proposed to be entered into between the Company and the underwriters named in the Registration Statement (the “Underwriting Agreement”). As used herein, the term “Transaction Documents” collectively refers to the Underwriting Agreement, the Unit Certificate, the Right Certificate and the Rights Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, of the Company, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Units, the Class A Common Stock and the Rights, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Transaction Documents and upon certificates of public officials and the officers of the Company.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

October 1, 2021

In our examination, we have assumed, without independent investigation or verification, the genuineness of signatures of all persons signing any documents, the legal capacity of all natural persons, the authority of all persons signing any document on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents and the completeness of all documents submitted to us or obtained by us as certified, conformed, photostatic or reproduced copies or by facsimile or by other means of electronic transmission, the authenticity and the completeness of the originals of such latter documents and the truth and accuracy of all matters set forth in all documents. We have also assumed, without independent investigation or verification, the accuracy of, and have relied upon, the representations, warranties and agreements of the parties to the Transaction Document as contained therein, compliance by such parties and any other applicable person with their respective undertakings, covenants and agreements under the Transaction Documents. As to all facts relevant to the opinions hereinafter expressed we have relied, without independent investigation or verification, to the extent we deem proper, upon certificates, statements and representations of representatives of the Company.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that when (i) the Registration Statement, as amended (including all necessary post-effective amendments, if any), has become effective under the Securities Act, (ii) the Underwriting Agreement and the Rights Agreement have been duly executed and delivered, and (iii) the Unit Certificate and the Right Certificate are duly executed and:

(a)	when the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)	when the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the shares of Class A Common Stock included in the Units will be validly issued, fully paid and non-assessable.

(c)	when the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Rights included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Mayer Brown LLP

October 1, 2021

In addition, in rendering the foregoing opinions we have assumed that:

(a)	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(b)	except to the extent expressly stated in the opinions contained herein, each of the Transaction Documents, when executed and delivered, constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violate federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the laws of the State of New York, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP
Mayer Brown LLP